Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2007-RFC1
(filed pursuant to Rule 433; SEC file No. 333-134218)
SUBJECT TO REVISION Dated January 17, 2007

MBS New Issue Free Writing Prospectus

$846,634,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Residential Funding Company, LLC
Seller & Servicer

Homecomings Financial, LLC
Subservicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-RFC1
Issuing Entity

January 17, 2007

Citigroup Global Markets Inc.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-803-9204.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Weighted Average Life Sensitivity
To Optional Redemption
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class A-1
WAL	16.47	1.69	1.00	0.72	0.57
Principal Window	1 - 289	1 - 39	1 - 21	1 - 16	1 - 12
Principal Window End	02/25/2031	04/25/2010	10/25/2008	05/25/2008	01/25/2008
Class A-2
WAL	25.73	4.26	2.00	1.52	1.14
Principal Window	289 - 333	39 - 71	21 - 28	16 - 20	12 - 16
Principal Window End	10/25/2034	12/25/2012	05/25/2009	09/25/2008	05/25/2008
Class A-3
WAL	29.14	8.72	3.00	1.81	1.50
Principal Window	333 - 356	71 - 155	28 - 74	20 - 24	16 - 20
Principal Window End	09/25/2036	12/25/2019	03/25/2013	01/25/2009	09/25/2008
Class A-4
WAL	29.67	12.92	6.17	2.06	1.73
Principal Window	356 - 356	155 - 155	74 - 74	24 - 26	20 - 22
Principal Window End	09/25/2036	12/25/2019	03/25/2013	03/25/2009	11/25/2008
Class M-1
WAL	28.54	8.46	5.20	3.62	2.34
Principal Window	306 - 356	48 - 155	52 - 74	26 - 44	22 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009
Class M-2
WAL	28.54	8.46	4.70	3.43	2.73
Principal Window	306 - 356	48 - 155	46 - 74	36 - 44	31 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009
Class M-3
WAL	28.54	8.46	4.53	3.12	2.57
Principal Window	306 - 356	48 - 155	44 - 74	34 - 44	29 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009
Class M-4
WAL	28.54	8.46	4.46	3.01	2.44
Principal Window	306 - 356	48 - 155	42 - 74	32 - 44	27 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009

* 85% CPR maximum in any given period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Weighted Average Life Sensitivity
To Optional Redemption
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class M-5
WAL	28.54	8.46	4.40	2.94	2.35
Principal Window	306 - 356	48 - 155	41 - 74	31 - 44	26 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009
Class M-6
WAL	28.54	8.46	4.37	2.89	2.30
Principal Window	306 - 356	48 - 155	40 - 74	31 - 44	25 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009
Class M-7
WAL	28.54	8.46	4.33	2.85	2.26
Principal Window	306 - 356	48 - 155	39 - 74	30 - 44	24 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009
Class M-8
WAL	28.54	8.46	4.30	2.81	2.22
Principal Window	306 - 356	48 - 155	39 - 74	29 - 44	24 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009
Class M-9
WAL	28.54	8.46	4.29	2.80	2.22
Principal Window	306 - 356	48 - 155	38 - 74	28 - 44	24 - 33
Principal Window End	09/25/2036	12/25/2019	03/25/2013	09/25/2010	10/25/2009

* 85% CPR maximum in any given period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Weighted Average Life Sensitivity
To Maturity
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class A-1
WAL	16.47	1.69	1.00	0.72	0.57
Principal Window	1 - 289	1 - 39	1 - 21	1 - 16	1 - 12
Principal Window End	02/25/2031	04/25/2010	10/25/2008	05/25/2008	01/25/2008
Class A-2
WAL	25.73	4.26	2.00	1.52	1.14
Principal Window	289 - 333	39 - 71	21 - 28	16 - 20	12 - 16
Principal Window End	10/25/2034	12/25/2012	05/25/2009	09/25/2008	05/25/2008
Class A-3
WAL	29.14	8.72	3.00	1.81	1.50
Principal Window	333 - 356	71 - 155	28 - 74	20 - 24	16 - 20
Principal Window End	09/25/2036	12/25/2019	03/25/2013	01/25/2009	09/25/2008
Class A-4
WAL	29.70	17.64	8.83	2.06	1.73
Principal Window	356 - 357	155 - 319	74 - 178	24 - 26	20 - 22
Principal Window End	10/25/2036	08/25/2033	11/25/2021	03/25/2009	11/25/2008
Class M-1
WAL	28.55	9.38	5.71	5.38	3.31
Principal Window	306 - 357	48 - 292	52 - 155	26 - 113	22 - 79
Principal Window End	10/25/2036	05/25/2031	12/25/2019	06/25/2016	08/25/2013
Class M-2
WAL	28.55	9.35	5.19	3.75	3.10
Principal Window	306 - 357	48 - 280	46 - 147	36 - 91	31 - 63
Principal Window End	10/25/2036	05/25/2030	04/25/2019	08/25/2014	04/25/2012
Class M-3
WAL	28.55	9.32	5.01	3.42	2.76
Principal Window	306 - 357	48 - 266	44 - 137	34 - 85	29 - 59
Principal Window End	10/25/2036	03/25/2029	06/25/2018	02/25/2014	12/25/2011
Class M-4
WAL	28.55	9.29	4.91	3.30	2.62
Principal Window	306 - 357	48 - 260	42 - 133	32 - 82	27 - 57
Principal Window End	10/25/2036	09/25/2028	02/25/2018	11/25/2013	10/25/2011

* 85% CPR maximum in any given period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Weighted Average Life Sensitivity
To Maturity
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class M-5
WAL	28.55	9.26	4.83	3.22	2.52
Principal Window	306 - 357	48 - 248	41 - 126	31 - 77	26 - 54
Principal Window End	10/25/2036	09/25/2027	07/25/2017	06/25/2013	07/25/2011
Class M-6
WAL	28.55	9.22	4.78	3.16	2.46
Principal Window	306 - 357	48 - 240	40 - 121	31 - 74	25 - 52
Principal Window End	10/25/2036	01/25/2027	02/25/2017	03/25/2013	05/25/2011
Class M-7
WAL	28.55	9.16	4.71	3.09	2.40
Principal Window	306 - 357	48 - 231	39 - 115	30 - 70	24 - 50
Principal Window End	10/25/2036	04/25/2026	08/25/2016	11/25/2012	03/25/2011
Class M-8
WAL	28.54	9.09	4.64	3.02	2.34
Principal Window	306 - 357	48 - 216	39 - 107	29 - 65	24 - 46
Principal Window End	10/25/2036	01/25/2025	12/25/2015	06/25/2012	11/25/2010
Class M-9
WAL	28.54	9.00	4.58	2.98	2.33
Principal Window	306 - 356	48 - 208	38 - 102	28 - 62	24 - 44
Principal Window End	09/25/2036	05/25/2024	07/25/2015	03/25/2012	09/25/2010

* 85% CPR maximum in any given period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Net WAC Rate

Period	Net WAC Rate (%)	Period	Net WAC Rate (%)
1	7.73	38	10.46
2	8.56	39	9.53
3	7.73	40	9.87
4	7.99	41	9.55
5	7.73	42	9.86
6	7.99	43	9.53
7	7.73	44	9.53
8	7.73	45	9.90
9	7.99	46	9.59
10	7.73	47	9.90
11	7.99	48	9.57
12	7.73	49	9.56
13	7.73	50	10.58
14	8.27	51	9.55
15	7.73	52	9.86
16	7.99	53	9.54
17	7.73	54	9.85
18	7.99	55	9.52
19	7.73	56	9.51
20	7.74	57	9.82
21	8.28	58	9.52
22	8.57	59	9.83
23	8.84	60	9.50
24	8.53	61	9.49
25	8.52	62	10.14
26	9.43	63	9.47
27	8.71	64	9.80
28	9.37	65	9.47
29	9.06	66	9.78
30	9.36	67	9.45
31	9.05	68	9.44
32	9.06	69	9.75
33	9.63	70	9.43
34	9.47	71	9.74
35	9.78	72	9.41
36	9.46	73	9.41
37	9.46	74	10.40

Assumptions:  Static Indices: 1mL= 5.32% 6mL=5.37%

10% Optional Cleanup Call Based On Pricing Prepayment Assumption

Calculated without regard to any net swap payments due to and received from the Swap Counterparty

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Class A Effective Maximum Rate*

Period	Class A AFC (%)	Period	Class A AFC (%)
1	14.50	38	14.50
2	14.50	39	14.50
3	14.50	40	14.50
4	14.50	41	14.50
5	14.50	42	14.50
6	14.50	43	14.50
7	14.50	44	14.50
8	14.50	45	14.50
9	14.50	46	14.50
10	14.50	47	14.50
11	14.50	48	14.50
12	14.50	49	14.50
13	14.50	50	14.50
14	14.50	51	14.50
15	14.50	52	14.50
16	14.50	53	14.50
17	14.50	54	14.50
18	14.50	55	14.50
19	14.50	56	14.50
20	14.50	57	14.50
21	14.50	58	14.50
22	14.50	59	14.50
23	14.50	60	14.50
24	14.50	61	14.50
25	14.50	62	14.50
26	14.50	63	14.50
27	14.50	64	14.50
28	14.50	65	14.50
29	14.50	66	14.50
30	14.50	67	14.50
31	14.50	68	14.50
32	14.50	69	14.50
33	14.50	70	14.50
34	14.50	71	14.50
35	14.50	72	14.50
36	14.50	73	14.50
37	14.50	74	14.50

*	Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%

*	10% Optional Cleanup Call Based On Pricing Prepayment Assumption

*	Includes any payments made from the Swap Agreement

*
The Class A Effective Maximum Rate is the lesser of (i) 14.50%, or (ii) an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class A Certificates on the related Distribution date divided by the beginning Class A Certificate balance (adjusted for the actual number of days in the period).

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Class M Effective Maximum Rate*

Period	Class M AFC (%)	Period	Class M AFC (%)
1	14.50	38	14.50
2	14.50	39	14.50
3	14.50	40	14.50
4	14.50	41	14.50
5	14.50	42	14.50
6	14.50	43	14.50
7	14.50	44	14.50
8	14.50	45	14.38
9	14.50	46	14.27
10	14.50	47	14.88
11	14.50	48	14.21
12	14.50	49	14.18
13	14.50	50	15.23
14	14.50	51	14.31
15	14.50	52	14.71
16	14.50	53	14.49
17	14.50	54	14.51
18	14.50	55	14.42
19	14.50	56	14.40
20	14.50	57	14.70
21	14.50	58	14.50
22	14.50	59	14.50
23	14.50	60	14.47
24	14.50	61	14.43
25	14.50	62	14.61
26	14.50	63	14.42
27	14.50	64	14.59
28	14.50	65	14.39
29	14.50	66	14.62
30	14.50	67	14.29
31	14.50	68	14.24
32	14.50	69	15.02
33	14.50	70	14.18
34	14.50	71	14.84
35	14.50	72	14.09
36	14.50	73	14.04
37	14.50	74	15.53

*	Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%

*	10% Optional Cleanup Call Based On Pricing Prepayment Assumption

*	Includes any payments made from the Swap Agreement

*
The Class M Effective Maximum Rate is the lesser of (i) 14.50%, or (ii) an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class M Certificates on the related Distribution date divided by the beginning Class M Certificate balance (adjusted for the actual number of days in the period).

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Assumed Monthly Excess Interest

Period	Static LIBOR (%)	Forward LIBOR (%)	Period	Static LIBOR (%)	Forward LIBOR (%)
1	2.85	2.85	38	4.69	4.65
2	2.88	2.88	39	4.43	4.42
3	2.84	2.84	40	4.59	4.61
4	2.85	2.85	41	4.48	4.49
5	2.83	2.84	42	4.59	4.58
6	2.85	2.85	43	4.47	4.46
7	2.83	2.84	44	4.46	4.45
8	2.82	2.84	45	4.55	4.64
9	2.84	2.87	46	4.39	4.50
10	2.81	2.85	47	4.56	4.66
11	2.84	2.88	48	4.37	4.48
12	2.80	2.87	49	4.36	4.47
13	2.79	2.87	50	4.89	4.97
14	2.87	2.95	51	4.35	4.47
15	2.78	2.87	52	4.53	4.63
16	2.82	2.91	53	4.34	4.46
17	2.77	2.86	54	4.51	4.62
18	2.82	2.91	55	4.32	4.44
19	2.76	2.85	56	4.32	4.43
20	2.76	2.85	57	4.49	4.59
21	3.10	3.20	58	4.32	4.44
22	3.59	3.71	59	4.49	4.60
23	3.65	3.77	60	4.31	4.42
24	3.54	3.69	61	4.30	4.40
25	3.52	3.69	62	4.64	4.73
26	3.80	3.98	63	4.28	4.38
27	3.71	3.93	64	4.46	4.56
28	4.18	4.32	65	4.28	4.38
29	4.08	4.24	66	4.45	4.54
30	4.19	4.33	67	4.26	4.35
31	4.10	4.25	68	4.25	4.34
32	4.11	4.27	69	4.42	4.50
33	4.48	4.55	70	4.24	4.34
34	4.53	4.53	71	4.41	4.49
35	4.64	4.62	72	4.22	4.31
36	4.54	4.53	73	4.21	4.29
37	4.54	4.52	74	4.73	4.79

Assumptions:
1.	Run at pricing prepayment assumption
2.	Excess (30/360).
3.	Static Indices: 1mL = 5.32%; 6mL = 5.37%
4.	Forward 1mL used for Certificates, Forward 6mL used for collateral
5.	10% optional clean-up call
6.	Takes into account net swap payments

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Forward LIBOR Curves

Period	1-Month LIBOR (%)	6-Month LIBOR (%)	Period	1-Month LIBOR (%)	6-Month LIBOR (%)
1	5.320000	5.370000	38	4.848035	4.958223
2	5.348289	5.342979	39	4.873752	4.980442
3	5.340417	5.306717	40	4.898374	5.000619
4	5.289126	5.261003	41	4.921537	5.018382
5	5.300301	5.216793	42	4.942880	5.033360
6	5.267212	5.165324	43	4.962039	5.045182
7	5.161416	5.102985	44	4.978650	5.053619
8	5.135432	5.055116	45	4.992350	5.059035
9	5.072030	5.013774	46	5.002777	5.062002
10	5.029530	4.986215	47	5.009566	5.063161
11	4.998005	4.969445	48	5.012355	5.063223
12	4.900995	4.961830	49	5.011619	5.062969
13	4.880144	4.974413	50	5.010479	5.063106
14	4.892460	4.993819	51	5.009786	5.063819
15	4.910040	5.013651	52	5.009587	5.065157
16	4.930945	5.031929	53	5.009929	5.067168
17	4.953234	5.046674	54	5.010860	5.069899
18	4.974971	5.055903	55	5.012425	5.073398
19	4.994214	5.057638	56	5.014672	5.077684
20	5.009026	5.050369	57	5.017648	5.082656
21	5.017465	5.034633	58	5.021401	5.088168
22	5.017594	5.011853	59	5.025977	5.094069
23	5.007473	4.983908	60	5.031422	5.100192
24	4.985162	4.953128	61	5.037613	5.106359
25	4.951502	4.922298	62	5.043882	5.112411
26	4.916549	4.894179	63	5.050041	5.118298
27	4.883585	4.869947	64	5.056071	5.124000
28	4.853338	4.850341	65	5.061950	5.129494
29	4.826534	4.836103	66	5.067656	5.134759
30	4.803900	4.827973	67	5.073170	5.139774
31	4.786162	4.826691	68	5.078471	5.144525
32	4.774047	4.832714	69	5.083536	5.149031
33	4.768283	4.845294	70	5.088346	5.153320
34	4.769595	4.863226	71	5.092880	5.157423
35	4.778712	4.885124	72	5.097117	5.161374
36	4.796361	4.909413	73	5.101081	5.165208
37	4.821587	4.934333	74	5.104940	5.168958

* Note 45 day lookback on the adjustable rate collateral.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

BREAKEVEN (LAST CDR PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M-1	37.37	4.56	23.82
M-2	27.72	5.75	19.89
M-3	24.55	7.58	18.37
M-4	20.40	7.68	16.19
M-5	18.21	9.05	14.93
M-6	16.33	9.66	13.79
M-7	13.85	9.57	12.17
M-8	12.78	11.46	11.43
M-9	11.09	10.95	10.21

Assumptions:
1.	Trigger event is always in effect
2.	40 % loss severity
3.	6 months lag
4.	Pricing prepayment assumption
5.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
6.	P&I advance
7.	10% optional clean-up call is not exercised
8.	Takes into account net swap payments

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.